As filed with the Securities and Exchange Commission on August 9, 2007
Registration No. 333-141089

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
POST EFFECTIVE AMENDMENT No. 1
to
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

MONTANA	6022	81-0519541
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer identification no.)
incorporation or organization)	classification code number)
49 Commons Loop, Kalispell, Montana 59901 (406) 756-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MICHAEL J. BLODNICK
President and Chief Executive Officer
49 Commons Loop
Kalispell, Montana 59901
(406) 756-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
STEPHAN M. KLEIN
WILLIAM E. BARTHOLDT
Graham & Dunn P.C.
Pier 70, 2801 Alaskan Way, Suite 300
Seattle, Washington 98121

DEREGISTRATION OF UNISSUED SECURITIES
     The Registration Statement of Glacier Bancorp, Inc. (“Glacier”) on Form S-4 declared effective on March 23, 2007, Commission File No. 333-141089 (the “Registration Statement”), provided for the issuance of up to 890,000 shares of Glacier’s common stock.
     These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire North Side State Bank of Rock Springs dated January 22, 2007, (the “Agreement”) described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 793,580 shares of Glacier’s common stock were exchanged, leaving 96,420 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Glacier hereby deregisters 96,420 shares not exchanged pursuant to the Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on August 7, 2007.

GLACIER BANCORP, INC. (Issuer)
By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on this 7th day of August 2007.

Signature	Title
Principal Executive Officer
/s/ Michael J. Blodnick Michael J. Blodnick	President and Chief Executive Officer, Director
Principal Financial Officer
/s/ Ron Copher Ron Copher	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

*	A Majority of the Board of Directors
James M. English
Allen J. Fetscher
Jon W. Hippler
Craig A. Langel
L. Peter Larson
Douglas J. McBride
John W. Murdoch
Everit A. Sliter

*By:	/s/ Michael J. Blodnick
Michael J. Blodnick
(Attorney-in-Fact and Designated Agent for Service)